Exhibit 23.1

Palisades Venture, Inc.

21200 Oxnard St. #6630

Woodland Hills CA 91367

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

I am counsel for Palisades Venture, Inc., a Wyoming corporation (the “Company”), in connection with the proposed public offering of up to 25,000,000 shares of the common stock, $0.001 par value per share (“Common Stock”), of the Company by the selling shareholder listed in Exhibit A, attached hereto (the “Selling Shareholder”) under the Securities Act of 1933, as amended, through a Registration Statement on Form S-1 (the “Registration Statement”) as to which this opinion is a part, to be filed with the Securities and Exchange Commission on or about February 7, 2024.

In connection with rendering my opinion as set forth below, I have reviewed and examined originals or copies identified to my satisfaction of the following:

(1) Articles of Incorporation, of the Company as filed with the Secretary of State of Wyoming;

(2) By-laws of the Company;

(3) Corporate minutes containing the written resolutions of the Board of Directors of the Company;

(4) The Registration Statement and the prospectus contained within the Registration Statement; and

(5) The other exhibits of the Registration Statement.

I have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as I have deemed necessary or appropriate under the circumstances.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as original documents and the conformity to original documents of all documents submitted to me as certified, conformed, facsimile, electronic or photostatic copies. I have relied upon the statements contained in the Registration Statement and certificates of officers of the Company, and I have made no independent investigation with regard thereto.

Based upon the foregoing and in reliance thereon, it is my opinion that the 25,000,000 shares that are currently issued and outstanding and being offered by the Selling Shareholder are legally issued, fully paid and non-assessable when offered by the Selling Shareholder under the Registration Statement, pursuant to the laws of the State of Wyoming and the laws of the United States of America.

I hereby consent to this opinion being included as an exhibit to the Registration Statement and to the use of my name under the caption “EXPERTS” in the prospectus constituting a part thereof.

Law Offices of Gary L. Blum

/s/ Gary L. Blum, Esq.
Gary L. Blum, Esq.

Exhibit A

Name	Shares
CorpTech Holding, Inc.	25,000,000

TOTAL	25,000,000

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